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                                                                                                         Exhibit 21



                                          SUBSIDIARIES OF THE REGISTRANT



                                                                                Percent               State of
                                                                                  of                Incorporation
          Parent                            Subsidiary                         Ownership           or Organization
          ------                            ----------                         ---------           ---------------
      FFW Corporation       First Federal Savings Bank of                        100%                 Federal
                            Wabash
      FFW Corporation       FirstFed Financial of Wabash,                        100%                 Indiana
                            Inc.
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         The financial statements of FFW Corporation are consolidated with those of its subsidiaries.